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                                                                  Exhibit 23.3

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CorvettePorsche Corp. of our report dated March 9, 2001 relating to the consolidated financial statements of Tosco Corporation, which appears in the Current Report on Form 8-K/A of Phillips Petroleum Company, dated October 31, 2001.

PricewaterhouseCoopers LLP

Phoenix, Arizona
December 7, 2001